Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC. REPORTS 2008 SECOND QUARTER RESULTS

New York, New York - July 30, 2008 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the second quarter ended July 5, 2008. Reported revenues for the second quarter of 2008 were $829 million versus $904 million for the second quarter of 2007. The previously announced exiting of certain moderate sportswear lines, which was substantially complete by December 31, 2007, was the primary driver of the period over period decrease.

The Company reported earnings per share from continuing operations of $0.13 for the quarter, as compared with a loss per share of $0.48 in the same period last year. Adjusted earnings per share from continuing operations for the second quarter of 2008 were $0.20, as compared with $0.17 for the same period last year (as detailed in the accompanying schedule). Adjusted earnings per share excludes the effects of the sale and operating results of Barneys New York, which was completed in September 2007, the costs related to the exiting of the moderate sportswear lines and the repositioning of the l.e.i. brand.

The following notable events have recently occurred:

  Successful launch of the l.e.i. program with Wal-Mart;
  Acquisition of Rachel Roy brand;
  Strategic investment in international licensing partner GRI Group Limited;
  Collaboration between Nine West Group and New Balance to create a fashion-lifestyle footwear collection; and
  Final settlement of the accelerated share repurchase program.

Wesley R. Card, Jones Apparel Group President and Chief Executive Officer, stated, "Our second quarter results exceeded our expectations in the midst of the challenging economic environment. We are especially pleased with the results in our vertical retail operations, which were profitable for the quarter. Comparable store sales for all of our concepts were essentially flat for the period, and we achieved a 5.8% increase in comparable store sales in our footwear stores. We believe our focus and efforts on store level execution and product quality are bearing fruit."

Cash provided by continuing operating activities during the quarter was $98 million, compared with cash used by continuing operations of $27 million in the same period last year. The improvement in cash flow was largely driven by improved working capital management, the receipt of an income tax refund during 2008 and the absence of the final payment associated with the exiting of the Polo Jeans Company business.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented, "Our financial position remains strong. Our on-hand cash balances increased over $120 million to $322 million versus the first quarter of 2008. Our revolver continues to be undrawn, and total debt balances remain unchanged at approximately $780 million. As a result of our efforts, our debt to total capitalization ratio, net of cash, is 18.6%. We will continue to control our expenses and to focus on our inventory and supply chain management throughout the remainder of 2008."

Mr. McClain continued, "While we are pleased with our second quarter results, current consumer spending levels and the uncertain state of the economy leave us cautious, and we are therefore maintaining our guidance for 2008 full year adjusted earnings per share from continuing operations at a range of $1.20 to $1.35, compared with 2007 adjusted earnings per share from continuing operations of $1.26."

Mr. Card concluded, "We continue to manage through the environment and remain focused on growing our brands' market share by continuously improving in the three key areas for success - people, product and execution, as well as leveraging our existing business relationships and exploring new ones. We will continue to be mindful of the economic conditions and the challenges being faced by our retail customers as we operate throughout the year."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.14 per share to all common stockholders of record as of August 15, 2008 for payment on August 29, 2008.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through August 7, 2008 and may be accessed by dialing 877-344-7529. Enter account number 421207. A slide presentation will accompany the prepared remarks and has been posted with the webcast on the Company's website.

Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release. The Company has not provided a reconciliation with respect to 2008 targeted earnings per share projection given that it is an estimate derived from projected results.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jny.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, footwear under the Dockers Women brand licensed from Levi Strauss & Co., and apparel under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements"within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes,""expect,""plans,""intends,""anticipates"and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national and regional economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  consolidation of the Company's retail customers;
  financial difficulties encountered by customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data

	SECOND QUARTER				SIX MONTHS
	2008		2007		2008		2007

Net sales	$ 820.2	98.9%	$ 894.5	99.0%	$ 1,783.6	98.8%	$ 1,959.0	98.8%
Licensing income	9.0	1.1	9.2	1.0	20.5	1.1	21.4	1.1
Service and other revenue	0.2	0.0	0.2	0.0	0.7	0.0	2.0	0.1

Total revenues	829.4	100.0	903.9	100.0	1,804.8	100.0	1,982.4	100.0
Cost of goods sold	547.0	66.0	613.7	67.9	1,201.7	66.6	1,327.1	66.9

Gross profit	282.4	34.0	290.2	32.1	603.1	33.4	655.3	33.1
SG&A expenses	256.9	31.0	263.1	29.1	537.6	29.8	544.9	27.5
Trademark impairments	-	-	69.0	7.6	-	-	69.0	3.5
Losses on assets held for sale	-	-	30.4	3.4	-	-	30.4	1.5

Income (loss) from operations	25.5	3.1	(72.3)	(8.0)	65.5	3.6	11.0	0.6
Net interest expense and financing costs	(9.8)	(1.2)	(13.1)	(1.4)	(19.6)	(1.1)	(27.4)	(1.4)
Gain on sale of interest in Australian joint venture	0.5	0.1	-	-	0.8	0.0	-	-
Equity in earnings of unconsolidated affiliates	-	-	1.5	0.2	-	-	2.1	0.1

Income (loss) from continuing operations before taxes	16.2	2.0	(83.9)	(9.3)	46.7	2.6	(14.3)	(0.7)
Provision (benefit) for income taxes	5.6	0.7	(32.8)	(3.6)	16.5	0.9	(7.6)	(0.4)

Income (loss) from continuing operations	10.6	1.3	(51.1)	(5.7)	30.2	1.7	(6.7)	(0.3)
Income from discontinued operations	-	-	4.0	0.4	-	-	7.5	0.4

Net income (loss)	$ 10.6	1.3%	$ (47.1)	(5.2%)	$ 30.2	1.7%	$ 0.8	0.0%

Shares outstanding - diluted	84.9		107.1		85.2		109.0
Earnings per share - diluted
Income (loss) from continuing operations	$0.13		$(0.48)		$0.35		$(0.06)
Income from discontinued operations	-		$0.04		-		$0.07
Net income (loss)	$0.13		$(0.44)		$0.35		$0.01

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions, except per share data

	SECOND QUARTER		SIX MONTHS
	2008	2007	2008	2007

Income (loss) from continuing operations (as reported)	$ 10.6	$ (51.1)	$ 30.2	$ (6.7)
Provision (benefit) for income taxes	5.6	(32.8)	16.5	(7.6)
Losses on assets held for sale (a)	-	30.4	-	30.4
Gain on sale of Mexican operations	(0.2)	-	(0.2)	-
Items affecting segment income:
Trademark impairments (b)	-	69.0	-	69.0
Severance and other costs related to the exit of certain moderate product lines and other restructuring costs	9.7	11.8	28.4	21.7

Adjusted income from continuing operations before taxes	25.7	27.3	74.9	106.8
Adjusted provision for income taxes	8.8	9.2	26.5	38.1

Adjusted income from continuing operations	$ 16.9	$ 18.1	$ 48.4	$ 68.7

Earnings (loss) per share from continuing operations - diluted (as reported)	$ 0.13	$ (0.48)	$ 0.35	$ (0.06)
Provision (benefit) for income taxes	0.07	(0.31)	0.19	(0.07)
Losses on assets held for sale (a)	-	0.28	-	0.28
Gain on sale of Mexican operations	-	-	-	-
Items affecting segment income:
Trademark impairments (b)	-	0.64	-	0.63
Severance and other costs related to the exit of certain moderate product lines and other restructuring costs	0.11	0.11	0.33	0.20

Adjusted income from continuing operations before taxes	0.31	0.24	0.87	0.98
Adjusted provision for income taxes	0.11	0.08	0.30	0.35
Adjustment for using diluted share count (c)	-	0.01	-	-

Adjusted earnings per share from continuing operations - diluted	$ 0.20	$ 0.17	$ 0.57	$ 0.63

Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$ -	$ -	$ -	$ -
Wholesale jeanswear (d)	2.3	6.1	9.2	6.1
Wholesale footwear and accessories	-	-	-	-
Retail	-	-	-	-
Licensing, other & eliminations (e)	0.5	-	0.5	-

Total	$ 2.8	$ 6.1	$ 9.7	$ 6.1

Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (f)	$ 0.6	$ 1.1	$ (0.2)	$ 8.5
Wholesale jeanswear (d)	6.4	8.6	22.8	9.9
Wholesale footwear and accessories (g)	1.7	0.5	3.6	0.9
Retail (g)	0.3	1.2	0.6	1.6
Licensing, other & eliminations (e)	0.7	69.4	1.5	69.8

Total	$ 9.7	$ 80.8	$ 28.3	$ 90.7

Adjusted segment margins
Wholesale better apparel	8.1%	9.2%	12.6%	14.4%
Wholesale moderate apparel	4.0	4.6	6.9	6.5
Wholesale footwear and accessories	4.4	8.3	6.9	10.6
Retail	3.0	(2.0)	(5.3)	(6.0)

Total	4.2%	4.3%	5.2%	6.6%

(a)	Represents the loss recorded relating to the adjustment of certain assets to their net realizable value.
(b)	Represents the impairments recorded in accordance with SFAS No. 142, resulting from the shutdown of certain of our moderate sportswear brands.
(c)	In accordance with SFAS No. 128, the calculation of diluted shares for the purpose of calculating GAAP EPS excludes antidilutive items. Since the non-GAAP adjustments would result in projected adjusted net income, these items would become dilutive to EPS. This adjustment represents the impact of including these dilutive items in the calculation of diluted shares for generating the projected adjusted EPS.
(d)	2008 includes costs related to the moderate sportswear shutdown announced in 2007, and the repositioning of l.e.i. as an exclusive product for Wal-Mart Stores, Inc. announced in February 2008, and other restructuring costs. 2007 is inclusive of the shutdown of certain moderate sportswear brands announced in May 2007, and the gain on the sale of facility and equipment under the Mexico restructuring, along with other restructuring costs.
(e)	2008 includes items related to the repositioning of l.e.i. as an exclusive product for Wal-Mart Stores, Inc. announced in February 2008, and other restructuring costs. 2007 relates to the trademark impairments discussed above under letter (b), and other restructuring costs.
(f)	2008 and 2007 include severance and occupancy expenses related to the shutdown of two distribution centers, and other restructuring costs.
(g)	2008 and 2007 include severance, accelerated depreciation and other restructuring related costs.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended July 5, 2008
Revenues from external customers	$ 235.0	$ 172.2	$ 215.6	$ 197.5	$ 9.1	$ 829.4
Intersegment revenues	30.3	0.8	15.4	-	(46.5)	-

Total revenues	265.3	173.0	231.0	197.5	(37.4)	829.4

Segment income	$ 20.9	$ 0.6	$ 8.5	$ 5.5	$ (10.2)	25.3

Segment Margin	7.9%	0.3%	3.7%	2.8%		3.1%
Net interest expense						(9.8)
Gain on sale of Mexican operations and interest in Australian joint venture						0.7

Income from continuing operations before provision for income taxes						$ 16.2

Segment revenues	$ 265.3	$ 173.0	$ 231.0	$ 197.5	$ (37.4)	$ 829.4
Adjustments affecting segment revenues	-	2.3	-	-	0.5	2.8

Adjusted segment revenues	$ 265.3	$ 175.3	$ 231.0	$ 197.5	$ (36.9)	$ 832.2

Segment income	$ 20.9	$ 0.6	$ 8.5	$ 5.5	$ (10.2)	$ 25.3
Adjustments affecting segment income	0.6	6.4	1.7	0.3	0.7	9.7

Adjusted segment income	$ 21.5	$ 7.0	$ 10.2	$ 5.8	$ (9.5)	$ 35.0

Adjusted segment margin	8.1%	4.0%	4.4%	3.0%		4.2%

For the fiscal quarter ended July 7, 2007
Revenues from external customers	$ 230.0	$ 255.6	$ 215.9	$ 193.2	$ 9.2	$ 903.9
Intersegment revenues	35.1	4.2	10.9	-	(50.2)	-

Total revenues	265.1	259.8	226.8	193.2	(41.0)	903.9

Segment income (loss)	$ 23.4	$ 3.5	$ 18.4	$(5.1)	$ (82.1)	(41.9)

Segment Margin	8.8%	1.3%	8.1%	(2.6%)		(4.6%)
Net interest expense						(13.1)
Losses on assets held for sale						(30.4)
Equity in earnings of unconsolidated affiliates						1.5

Loss from continuing operations before benefit for income taxes						$ (83.9)

Segment revenues	$ 265.1	$ 259.8	$ 226.8	$ 193.2	$ (41.0)	$ 903.9
Adjustments affecting segment revenues	-	6.1	-	-	-	6.1

Adjusted segment revenues	$ 265.1	$ 265.9	$ 226.8	$ 193.2	$ (41.0)	$ 910.0

Segment income (loss)	$ 23.4	$ 3.5	$ 18.4	$(5.1)	$ (82.1)	$ (41.9)
Adjustments affecting segment income	1.1	8.6	0.5	1.2	69.4	80.8

Adjusted segment income (loss)	$ 24.5	$ 12.1	$ 18.9	$(3.9)	$ (12.7)	$ 38.9

Adjusted segment margin	9.2%	4.6%	8.3%	(2.0%)		4.3%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal six months ended July 5, 2008
Revenues from external customers	$ 566.4	$ 392.8	$ 468.2	$ 356.3	$ 21.1	$ 1,804.8
Intersegment revenues	70.2	1.9	35.7	-	(107.8)	-

Total revenues	636.6	394.7	503.9	356.3	(86.7)	1,804.8

Segment income (loss)	$ 80.2	$ 5.0	$ 31.1	$(19.4)	$ (31.6)	65.3

Segment margin	12.6%	1.3%	6.2%	(5.4%)		3.6%
Net interest expense						(19.6)
Gain on sale of Mexican operations and interest in Australian joint venture						1.0

Income from continuing operations before provision for income taxes						$ 46.7

Segment revenues	$ 636.6	$ 394.7	$ 503.9	$ 356.3	$ (86.7)	$ 1,804.8
Adjustments affecting segment revenues	-	9.2	-	-	0.5	9.7

Adjusted segment revenues	$ 636.6	$ 403.9	$ 503.9	$ 356.3	$ (86.2)	$ 1,814.5

Segment income (loss)	$ 80.2	$ 5.0	$ 31.1	$(19.4)	$ (31.6)	$ 65.3
Adjustments affecting segment income	(0.2)	22.8	3.6	0.6	1.5	28.3

Adjusted segment income (loss)	$ 80.0	$ 27.8	$ 34.7	$(18.8)	$ (30.1)	$ 93.6

Adjusted segment margin	12.6%	6.9%	6.9%	(5.3%)		5.2%

For the fiscal six months ended July 7, 2007
Revenues from external customers	$ 569.9	$ 560.5	$ 465.2	$ 365.1	$ 21.7	$ 1,982.4
Intersegment revenues	78.2	7.3	27.9	-	(113.4)	-

Total revenues	648.1	567.8	493.1	365.1	(91.7)	1,982.4

Segment income (loss)	$ 85.0	$ 27.6	$ 51.5	$(23.6)	$ (99.1)	41.4

Segment Margin	13.1%	4.9%	10.4%	(6.5%)		2.1%
Net interest expense						(27.4)
Losses on assets held for sale						(30.4)
Equity in earnings of unconsolidated affiliates						2.1

Loss from continuing operations before benefit for income taxes						$ (14.3)

Segment revenues	$ 648.1	$ 567.8	$ 493.1	$ 365.1	$ (91.7)	$ 1,982.4
Adjustments affecting segment revenues	-	6.1	-	-	-	6.1

Adjusted segment revenues	$ 648.1	$ 573.9	$ 493.1	$ 365.1	$ (91.7)	$ 1,988.5

Segment income (loss)	$ 85.0	$ 27.6	$ 51.5	$(23.6)	$ (99.1)	$ 41.4
Adjustments affecting segment income	8.5	9.9	0.9	1.6	69.8	90.7

Adjusted segment income (loss)	$ 93.5	$ 37.5	$ 52.4	$(22.0)	$ (29.3)	$ 132.1

Adjusted segment margin	14.4%	6.5%	10.6%	(6.0%)		6.6%

JONES APPAREL GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions

	July 5, 2008	July 7, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 322.2	$ 53.6
Accounts receivable	382.6	374.5
Inventories	466.7	535.7
Assets held for sale	-	645.3
Prepaid income taxes	25.2	-
Deferred taxes	23.8	68.8
Other current assets	50.6	60.6

TOTAL CURRENT ASSETS	1,271.1	1,738.5
Property, plant and equipment, at cost, less accumulated depreciation and amortization	305.4	283.3
Goodwill	974.6	1,051.9
Other intangibles, less accumulated amortization	616.9	626.6
Deferred taxes	-	14.5
Other assets	58.0	52.9

	$ 3,226.0	$ 3,767.7

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ -	$ 184.1
Current portion of capital lease obligations	4.2	3.9
Accounts payable	215.3	219.1
Liabilities related to assets held for sale	-	165.9
Income taxes payable	13.8	5.9
Accrued expenses and other current liabilities	124.7	127.2

TOTAL CURRENT LIABILITIES	358.0	706.1

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	775.9	779.0
Deferred taxes	14.8	-
Other	67.4	73.0

TOTAL NONCURRENT LIABILITIES	858.1	852.0

TOTAL LIABILITIES	1,216.1	1,558.1

STOCKHOLDERS' EQUITY	2,009.9	2,209.6

	$ 3,226.0	$ 3,767.7

JONES APPAREL GROUP, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions

	Six Months Ended
	July 5, 2008	July 7, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 30.2	$ 0.8
Income from discontinued operations	-	(7.5)

Income (loss) from continuing operations	30.2	(6.7)

Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of acquisitions and divestitures:
Amortization expense in connection with employee stock options and restricted stock	9.1	8.6
Depreciation and other amortization	41.4	37.9
Trademark impairments	-	69.0
Losses on assets held for sale	-	30.4
Provision for losses on accounts receivable	4.7	0.3
Deferred taxes	26.7	(35.1)
Other items, net	(0.7)	(5.4)
Changes in operating assets and liabilities:
Accounts receivable	(50.5)	(36.9)
Inventories	57.1	(25.1)
Accounts payable	(8.6)	(54.3)
Other assets and liabilities, net	(11.2)	(10.0)

Total adjustments	68.0	(20.6)

Net cash provided by (used in) operating activities of continuing operations	98.2	(27.3)
Net cash provided by operating activities of discontinued operations	-	21.4

Net cash provided by (used in) operating activities	98.2	(5.9)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(38.4)	(47.7)
Investment in GRI Group Limited	(20.0)	-
Other	7.0	2.8

Net cash used in investing activities of continuing operations	(51.4)	(44.9)
Net cash used in investing activities of discontinued operations	-	(26.9)

Net cash used in investing activities	(51.4)	(71.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under credit facilities	-	84.1
Proceeds from exercise of employee stock options	-	10.3
Dividends paid	(24.1)	(30.4)
Other	(1.6)	(5.1)

Net cash (used in) provided by financing activities of continuing operations	(25.7)	58.9
Net cash provided by financing activities of discontinued operations	-	1.8

Net cash (used in) provided by financing activities	(25.7)	60.7

EFFECT OF EXCHANGE RATES ON CASH	(1.7)	2.6

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19.4	(14.4)
CASH AND CASH EQUIVALENTS, BEGINNING, including $7.2 reported under assets held for sale in 2007	302.8	71.5

CASH AND CASH EQUIVALENTS, ENDING, including $3.5 reported under assets held for sale in 2007	$ 322.2	$ 57.1